Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 on Form S-8 to the Form S-4 Registration Statement of ConocoPhillips (Form S-8 No. 333-130967) pertaining to the 1993 Burlington Resources Inc. ("BR") Stock Incentive Plan, BR 1997 Employee Stock Incentive Plan, BR 2002 Stock Incentive Plan, BR 2000 Stock Option Plan for Non-Employee Directors, BR 1992 Stock Option Plan for Non-Employee Directors, The Louisiana Land and Exploration Company ("LL&E") 1995 Stock Option Plan, LL&E 1988 Long-Term Stock Incentive Plan, LL&E Long-Term Stock Incentive Plan, Burlington Resources Inc. Retirement Savings Plan, and Employee Savings Plan for Eligible Employees of Burlington Resources Canada Ltd., and to the incorporation by reference therein of our reports dated February 26, 2006, with respect to the consolidated financial statements, condensed consolidating financial information and financial statement schedule of ConocoPhillips included in its Annual Report (Form 10-K) for the year ended December 31, 2005, ConocoPhillips' management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of ConocoPhillips, filed with the Securities and Exchange Commission.



                                                     /s/ Ernst & Young LLP
Houston, Texas
March 31, 2006